PRESS RELEASE
NYSE: CIM
CHIMERA INVESTMENT CORPORATION
630 Fifth Ave, Ste 2400
New York, New York 10111
_________________________________________________________________________________________________

Investor Relations
888-895-6557
www.chimerareit.com
FOR IMMEDIATE RELEASE
CHIMERA INVESTMENT CORPORATION REPORTS 4TH QUARTER 2021 EARNINGS
•4TH QUARTER GAAP NET LOSS OF $718 THOUSAND, OR $0.00 PER DILUTED COMMON SHARE
•4TH QUARTER EARNINGS AVAILABLE FOR DISTRIBUTION(1) OF $111 MILLION, OR $0.46 PER DILUTED COMMON SHARE WHICH INCLUDES $0.08 OF INCOME FROM AGENCY CMBS SECURITIES THAT HAVE BEEN CALLED
•FULL YEAR GAAP NET INCOME OF $596 MILLION, OR $2.44 PER DILUTED COMMON SHARE
•FULL YEAR EARNINGS AVAILABLE FOR DISTRIBUTION(1) OF $429 MILLION, OR $1.78 PER DILUTED COMMON SHARE WHICH INCLUDES $0.26 OF INCOME FROM AGENCY CMBS SECURITIES THAT HAVE BEEN CALLED
•GAAP BOOK VALUE OF $11.84 PER COMMON SHARE
NEW YORK - (BUSINESS WIRE) - Chimera Investment Corporation (NYSE:CIM) today announced its financial results for the fourth quarter ended December 31, 2021. The Company’s GAAP net loss for the fourth quarter was $718 thousand, or $0.00 per diluted common share and net income was $596 million, or $2.44 per diluted common share for the full year ended December 31, 2021. Earnings available for distribution(1) for the fourth quarter and full year ended December 31, 2021 was $111 million, or $0.46 per diluted common share and $429 million, or $1.78 per diluted common share, respectively.

“Low interest rates throughout most of 2021, combined with strong investor demand for high-quality fixed-income assets, allowed Chimera to optimize its liability structure which we believe will benefit our shareholders over the long-term,” said Mohit Marria, CEO and Chief Investment Officer. “Securitization of mortgage assets is at the core of our company’s DNA. Through securitizations this year, Chimera increased its advance rate by 14% while reducing its overall cost of debt by 120 basis points,” Mr. Marria added, “This quarter we purchased an additional $540 million loans for our portfolio which brought Chimera’s total loan purchases for the full year to $3.2 billion.”

(1) Earnings available for distribution per adjusted diluted common share is a non-GAAP measure. See additional discussion on page 5.
(2) Economic return on book value is based on the change in GAAP book value per common share plus the dividend declared per common share.

Other Information
Chimera Investment Corporation is a publicly traded real estate investment trust, or REIT, that is primarily engaged in the business of investing directly or indirectly through its subsidiaries, on a leveraged basis, in a diversified portfolio of mortgage assets, including residential mortgage loans, Non-Agency RMBS, Agency CMBS, Agency RMBS, and other real estate related securities.

CHIMERA INVESTMENT CORPORATION
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(dollars in thousands, except share and per share data)
(Unaudited)
	December 31, 2021	December 31, 2020
Cash and cash equivalents	$385,741	$269,090
Non-Agency RMBS, at fair value (net of allowance for credit losses of $213 thousand and $180 thousand, respectively)	1,810,208	2,150,714
Agency RMBS, at fair value	60,487	90,738
Agency CMBS, at fair value	761,208	1,740,368
Loans held for investment, at fair value	12,261,926	13,112,129
Accrued interest receivable	69,513	81,158
Other assets	58,320	78,822
Total assets (1)	$15,407,403	$17,523,019
Liabilities:
Secured financing agreements ($4.4 billion and $6.7 billion pledged as collateral, respectively)	$3,261,613	$4,636,847
Securitized debt, collateralized by Non-Agency RMBS ($365 million and $505 million pledged as collateral, respectively)	87,999	113,433
Securitized debt at fair value, collateralized by Loans held for investment ($11.0 billion and $12.4 billion pledged as collateral, respectively)	7,726,043	8,711,677
Long term debt	—	51,623
Payable for investments purchased	477,415	106,169
Accrued interest payable	20,416	40,950
Dividends payable	86,152	77,213
Accounts payable and other liabilities	11,574	5,721
Total liabilities (1)	$11,671,212	$13,743,633

Stockholders' Equity:
Preferred Stock, par value of $0.01 per share, 100,000,000 shares authorized:
8.00% Series A cumulative redeemable: 5,800,000 shares issued and outstanding, respectively ($145,000 liquidation preference)	$58	$58
8.00% Series B cumulative redeemable: 13,000,000 shares issued and outstanding, respectively ($325,000 liquidation preference)	130	130
7.75% Series C cumulative redeemable: 10,400,000 shares issued and outstanding, respectively ($260,000 liquidation preference)	104	104
8.00% Series D cumulative redeemable: 8,000,000 shares issued and outstanding, respectively ($200,000 liquidation preference)	80	80
Common stock: par value $0.01 per share; 500,000,000 shares authorized, 236,951,266 and 230,556,760 shares issued and outstanding, respectively	2,370	2,306
Additional paid-in-capital	4,359,045	4,538,029
Accumulated other comprehensive income	405,054	558,096
Cumulative earnings	4,552,008	3,881,894
Cumulative distributions to stockholders	(5,582,658)	(5,201,311)
Total stockholders' equity	$3,736,191	$3,779,386
Total liabilities and stockholders' equity	$15,407,403	$17,523,019
(1) The Company's consolidated statements of financial condition include assets of consolidated variable interest entities, or VIEs, that can only be used to settle obligations and liabilities of the VIE for which creditors do not have recourse to the primary beneficiary (Chimera Investment Corporation). As of December 31, 2021, and December 31, 2020, total assets of consolidated VIEs were $10,666,591 and $12,165,017, respectively, and total liabilities of consolidated VIEs were $7,223,655 and $8,063,110, respectively.

CHIMERA INVESTMENT CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in thousands, except share and per share data)
(Unaudited)
	For the Year Ended
	December 31, 2021	December 31, 2020	December 31, 2019
Net interest income:
Interest income (1)	$937,546	$1,030,250	$1,361,110
Interest expense (2)	326,628	516,181	758,814
Net interest income	610,918	514,069	602,296

Increase/(decrease) in provision for credit losses	33	180	—

Net other-than-temporary credit impairment losses	—	—	(4,853)

Other investment gains (losses):
Net unrealized gains (losses) on derivatives	—	201,000	(106,209)
Realized gains (losses) on terminations of interest rate swaps	—	(463,966)	(359,726)
Net realized gains (losses) on derivatives	—	(41,086)	(34,423)
Net gains (losses) on derivatives	—	(304,052)	(500,358)
Net unrealized gains (losses) on financial instruments at fair value	437,357	(110,664)	409,634
Net realized gains (losses) on sales of investments	45,313	166,946	20,360
Gains (losses) on extinguishment of debt	(283,556)	(54,418)	9,318
Total other gains (losses)	199,114	(302,188)	(61,046)

Other expenses:
Compensation and benefits	46,823	44,811	48,880
General and administrative expenses	22,246	22,914	23,915
Servicing and asset manager fees	36,555	39,896	38,930
Transaction expenses	29,856	15,068	10,928
Total other expenses	135,480	122,689	122,653
Income (loss) before income taxes	674,519	89,012	413,744
Income tax expense (benefit)	4,405	158	193
Net income (loss)	$670,114	$88,854	$413,551

Dividends on preferred stock	73,764	73,750	72,704

Net income (loss) available to common shareholders	$596,350	$15,104	$340,847

Net income (loss) per share available to common shareholders:
Basic	$2.55	$0.07	$1.82
Diluted	$2.44	$0.07	$1.81

Weighted average number of common shares outstanding:
Basic	233,770,474	212,995,533	187,156,990
Diluted	245,496,926	226,438,341	188,406,444

(1) Includes interest income of consolidated VIEs of $586,580, $683,456 and $780,746 for the years ended December 31, 2021, 2020 and 2019, respectively.

(2) Includes interest expense of consolidated VIEs of $203,135, $285,142 and $337,387 for the years ended December 31, 2021, 2020 and 2019, respectively.

CHIMERA INVESTMENT CORPORATION
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(dollars in thousands, except share and per share data)
(Unaudited)

	For the Year Ended
	December 31, 2021	December 31, 2020	December 31, 2019
Comprehensive income (loss):
Net income (loss)	$670,114	$88,854	$413,551
Other comprehensive income:
Unrealized gains (losses) on available-for-sale securities, net	(115,926)	$(94,136)	$70,855
Reclassification adjustment for net losses included in net income for other-than-temporary credit impairment losses	—	$—	$4,853
Reclassification adjustment for net realized losses (gains) included in net income	(37,116)	$(56,104)	$5,796
Other comprehensive income (loss)	(153,042)	$(150,240)	$81,504
Comprehensive income (loss) before preferred stock dividends	$517,072	$(61,386)	$495,055
Dividends on preferred stock	$73,764	$73,750	$72,704
Comprehensive income (loss) available to common stock shareholders	$443,308	$(135,136)	$422,351

Earnings available for distribution

Earnings available for distribution is a non-GAAP measure and is defined as GAAP net income excluding unrealized gains or losses on financial instruments carried at fair value with changes in fair value recorded in earnings, realized gains or losses on the sales of investments, gains or losses on the extinguishment of debt, interest expense on long term debt, changes in the provision for credit losses, and transaction expenses incurred. In addition, stock compensation expense charges incurred on awards to retirement eligible employees is reflected as an expense over a vesting period (36 months) rather than reported as an immediate expense.

As defined, Earnings available for distribution is the economic net interest income, as defined previously, reduced by compensation and benefits expenses (adjusted for awards to retirement eligible employees), general and administrative expenses, servicing and asset manager fees, income tax benefits or expenses incurred during the period, as well as the preferred dividend charges. We view Earnings available for distribution as a consistent measure of our investment portfolio's ability to generate income for distribution to common stockholders. Earnings available for distribution is one of the metrics, but not the exclusive metric, that our board of directors uses to determine the amount, if any, of dividends on our common stock. In addition, Earnings available for distribution is different than REIT taxable income and the determination of whether we have met the requirement to distribute at least 90% of our annual REIT taxable income (subject to certain adjustments) to our stockholders in order to maintain qualification as a REIT is not based on Earnings available for distribution. Therefore, Earnings available for distribution should not be considered as an indication of our REIT taxable income, a guaranty of our ability to pay dividends, or as a proxy for the amount of dividends we may pay, because Earnings available for distribution excludes certain items that impact our cash needs. We believe Earnings available for distribution as described above helps us and investors evaluate our financial performance period over period without the impact of certain transactions. Therefore, Earnings available for distribution should not be viewed in isolation and is not a substitute for net income or net income per basic share computed in accordance with GAAP. In addition, our methodology for calculating Earnings available for distribution may differ from the methodologies employed by other REITs to calculate the same or similar supplemental performance measures, and accordingly, our Earnings available for distribution may not be comparable to the Earnings available for distribution reported by other REITs.

The following table provides GAAP measures of net income and net income per diluted share available to common stockholders for the periods presented and details with respect to reconciling the line items to Earnings available for distribution and related per average diluted common share amounts. Earnings available for distribution is presented on an adjusted dilutive shares basis. Certain prior period amounts have been reclassified to conform to the current period's presentation.

	For the Quarters Ended
	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
	(dollars in thousands, except per share data)
GAAP Net income (loss) available to common stockholders	$(718)	$313,030	$144,883	$139,153	$128,797
Adjustments:
Net unrealized (gains) losses on financial instruments at fair value	108,286	(239,524)	(36,108)	(270,012)	(61,379)
Net realized (gains) losses on sales of investments	—	—	(7,517)	(37,796)	329
(Gains) losses on extinguishment of debt	(980)	25,622	21,777	237,137	(919)
Interest expense on long term debt	—	238	959	1,076	1,197
Increase (decrease) in provision for credit losses	92	(386)	453	(126)	13
Transaction expenses	4,241	3,432	5,745	16,437	3,827
Stock Compensation expense for retirement eligible awards	(363)	(365)	(361)	661	(225)
Earnings available for distribution	$110,558	$102,047	$129,831	$86,530	$71,640

GAAP net income (loss) per diluted common share	$(0.00)	$1.30	$0.60	$0.54	$0.49
Earnings available for distribution per adjusted diluted common share	$0.46	$0.42	$0.54	$0.36	$0.29
(1) We note that earnings available for distribution and taxable earnings will typically differ, and may materially differ, due to differences on realized gains and losses on investments and related hedges, credit loss recognition, timing differences in premium amortization, accretion of discounts, equity compensation and other items.

The following tables provide a summary of the Company’s MBS portfolio at December 31, 2021 and December 31, 2020.

	December 31, 2021
	Principal or Notional Value at Period-End (dollars in thousands)	Weighted Average Amortized Cost Basis	Weighted Average Fair Value	Weighted Average Coupon	Weighted Average Yield at Period-End (1)
Non-Agency RMBS
Senior	$1,283,788	$48.02	76.78	4.5%	18.0%
Subordinated	845,432	68.10	77.12	3.8%	7.1%
Interest-only	3,904,665	4.90	4.42	1.7%	13.2%
Agency RMBS
Interest-only	992,978	10.37	6.09	1.3%	0.3%
Agency CMBS
Project loans	560,565	101.77	109.61	4.3%	4.1%
Interest-only	2,578,640	5.70	5.69	0.7%	4.6%
(1) Bond Equivalent Yield at period end.

	December 31, 2020
	Principal or Notional Value at Period-End (dollars in thousands)	Weighted Average Amortized Cost Basis	Weighted Average Fair Value	Weighted Average Coupon	Weighted Average Yield at Period-End (1)
Non-Agency RMBS
Senior	$1,560,135	$50.65	$81.90	4.5%	16.9%
Subordinated	905,674	62.46	67.43	3.8%	6.3%
Interest-only	5,628,240	4.43	4.66	1.5%	16.2%
Agency RMBS
Interest-only	1,262,963	9.41	7.18	1.7%	1.6%
Agency CMBS
Project loans	1,527,621	101.81	112.23	4.1%	3.8%
Interest-only	1,326,665	1.78	1.95	0.6%	8.4%
(1) Bond Equivalent Yield at period end.

At December 31, 2021 and December 31, 2020, the secured financing agreements collateralized by MBS and Loans held for investment had the following remaining maturities and borrowing rates.

	December 31, 2021			December 31, 2020
	(dollars in thousands)
	Principal (1)	Weighted Average Borrowing Rates	Range of Borrowing Rates	Principal (1)	Weighted Average Borrowing Rates	Range of Borrowing Rates
Overnight	$—	NA	—% - —%	$—	NA	NA
1 to 29 days	1,018,670	0.73%	0.11% - 1.95%	1,521,134	0.38%	0.20% - 2.72%
30 to 59 days	379,031	1.66%	1.55% - 1.70%	481,257	4.35%	2.42% - 6.61%
60 to 89 days	342,790	1.86%	0.90% - 2.35%	352,684	2.78%	1.34% - 6.30%
90 to 119 days	67,840	1.66%	1.66% - 1.66%	301,994	7.97%	7.97% - 7.97%
120 to 180 days	157,944	1.38%	0.95% - 1.45%	595,900	5.29%	2.40% - 6.26%
180 days to 1 year	895,210	3.70%	1.95% - 4.38%	345,204	3.60%	3.25% - 4.50%
1 to 2 years	143,239	3.05%	3.05% - 3.05%	—	NA	NA
2 to 3 years	—	NA	NA	642,696	4.91%	1.65% - 7.00%
Greater than 3 years	256,889	5.56%	5.56% - 5.56%	395,978	5.56%	5.56% - 5.56%
Total	$3,261,613	2.30%		$4,636,847	3.41%
(1) The values for secured financing agreements in the table above is net of $3 million and $8 million of deferred financing cost as of December 31, 2021 and December 31, 2020, respectively.

The following table summarizes certain characteristics of our portfolio at December 31, 2021 and December 31, 2020.

	December 31, 2021	December 31, 2020
GAAP Leverage at period-end	3.0:1	3.6:1
GAAP Leverage at period-end (recourse)	0.9:1	1.2:1

	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Portfolio Composition	Amortized Cost		Fair Value
Non-Agency RMBS	10.1%	10.2%	12.1%	12.6%
Senior	4.5%	5.0%	6.5%	7.5%
Subordinated	4.2%	3.6%	4.4%	3.6%
Interest-only	1.4%	1.6%	1.2%	1.5%
Agency RMBS	0.8%	0.7%	0.4%	0.5%
Pass-through	—%	—%	—%	—%
Interest-only	0.8%	0.7%	0.4%	0.5%
Agency CMBS	5.3%	10.0%	5.2%	10.2%
Project loans	4.2%	9.9%	4.2%	10.0%
Interest-only	1.1%	0.1%	1.0%	0.2%
Loans held for investment	83.8%	79.1%	82.3%	76.7%
Fixed-rate percentage of portfolio	95.4%	94.9%	94.4%	93.2%
Adjustable-rate percentage of portfolio	4.6%	5.1%	5.6%	6.8%

Economic Net Interest Income

Our Economic net interest income is a non-GAAP financial measure that equals GAAP net interest income adjusted for net realized gains or losses on interest rate swaps, interest expense on long term debt and any interest earned on cash. Realized gains or losses on our interest rate swaps are the periodic net settlement payments made or received. For the purpose of computing Economic net interest income and ratios relating to cost of funds measures throughout this section, interest expense includes net payments on our interest rate swaps, which is presented as a part of Net realized gains (losses) on derivatives in our Consolidated Statements of Operations. Interest rate swaps are used to manage the increase in interest paid on secured financing agreements in a rising rate environment. Presenting the net contractual interest payments on interest rate swaps with the interest paid on interest bearing liabilities reflects our total contractual interest payments. We believe this presentation is useful to investors because it depicts the economic value of our investment strategy by showing all components of interest expense and net interest income. However, Economic net interest income should not be viewed in isolation and is not a substitute for net interest income computed in accordance with GAAP. Where indicated, interest expense, adjusting for interest payments on interest rate swaps, is referred to as Economic interest expense. Where indicated, net interest income reflecting interest payments on interest rate swaps, is referred to as Economic net interest income.

The following table reconciles the Economic net interest income to GAAP net interest income and Economic interest expense to GAAP interest expense for the periods presented.

	GAAP Interest Income	GAAP Interest Expense	Net Realized (Gains) Losses on Interest Rate Swaps	Interest Expense on Long Term Debt	Economic Interest Expense	GAAP Net Interest Income	Net Realized Gains (Losses) on Interest Rate Swaps	Other (1)	Economic Net Interest Income
For the Year Ended December 31, 2021	$937,546	$326,628	$—	$(2,274)	$324,354	$610,918	$—	$2,208	$613,126
For the Year Ended December 31, 2020	$1,030,250	$516,181	$6,385	$(7,082)	$515,484	$514,069	$(6,385)	$5,755	$513,439
For the Year Ended December 31, 2019	$1,361,110	$758,814	$(3,012)	$—	$755,802	$602,296	$3,012	$(7,938)	$597,370

For the Quarter Ended December 31, 2021	$221,162	$66,598	$—	$—	$66,598	$154,564	$—	$(12)	$154,552
For the Quarter Ended September 30, 2021	$220,579	$71,353	$—	$(239)	$71,114	$149,226	$—	$220	$149,446
For the Quarter Ended June 30, 2021	$252,677	$80,610	$—	$(959)	$79,651	$172,067	$—	$936	$173,003
For the Quarter Ended March 31, 2021	$243,127	$108,066	$—	$(1,076)	$106,990	$135,061	$—	$1,065	$136,126
(1) Primarily interest expense on Long term debt and interest income on cash and cash equivalents.

The table below shows our average earning assets held, interest earned on assets, yield on average interest earning assets, average debt balance, economic interest expense, economic average cost of funds, economic net interest income, and net interest rate spread for the periods presented.

	For the Quarter Ended
	December 31, 2021			December 31, 2020
	(dollars in thousands)			(dollars in thousands)
	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost
Assets:
Interest-earning assets (1):
Agency RMBS	$104,684	$71	0.3%	$121,440	$479	1.6%
Agency CMBS	851,886	27,711	13.0%	1,455,855	15,400	4.2%
Non-Agency RMBS	1,406,876	51,644	14.7%	1,650,268	56,259	13.6%
Loans held for investment	11,498,173	141,724	4.9%	12,770,508	163,998	5.1%
Total	$13,861,619	$221,150	6.4%	$15,998,071	$236,136	5.9%

Liabilities and stockholders' equity:
Interest-bearing liabilities:
Secured financing agreements collateralized by:
Agency RMBS	$23,824	$40	0.7%	$71,689	$173	1.0%
Agency CMBS	731,577	346	0.2%	1,323,972	738	0.2%
Non-Agency RMBS	839,898	5,837	2.8%	1,069,348	13,797	5.2%
Loans held for investment	1,872,915	13,281	2.8%	2,200,314	26,627	4.8%
Securitized debt	8,009,117	47,094	2.4%	8,630,854	77,753	3.6%
Total	$11,477,331	$66,598	2.3%	$13,296,177	$119,088	3.6%

Economic net interest income/net interest rate spread		$154,552	4.1%		$117,048	2.3%

Net interest-earning assets/net interest margin	$2,384,288		4.5%	$2,701,894		2.9%

Ratio of interest-earning assets to interest bearing liabilities	1.21			1.20

(1) Interest-earning assets at amortized cost

The table below shows our Net Income and Economic net interest income as a percentage of average stockholders' equity and Earnings available for distribution as a percentage of average common stockholders' equity. Return on average equity is defined as our GAAP net income (loss) as a percentage of average equity. Average equity is defined as the average of our beginning and ending stockholders' equity balance for the period reported. Economic Net Interest Income and Earnings available for distribution are non-GAAP measures as defined in previous sections.

	Return on Average Equity	Economic Net Interest Income/Average Equity *	Earnings available for distribution/Average Common Equity
	(Ratios have been annualized)
For the Year Ended December 31, 2021	18.05%	16.52%	15.42%
For the Year Ended December 31, 2020	2.46%	14.21%	12.43%
For the Year Ended December 31, 2019	10.56%	15.26%	13.93%

For the Quarter Ended December 31, 2021	1.87%	16.30%	15.45%
For the Quarter Ended September 30, 2021	35.47%	15.99%	14.54%
For the Quarter Ended June 30, 2021	18.16%	19.24%	19.47%
For the Quarter Ended March 31, 2021	17.16%	14.82%	12.62%
* Includes effect of realized losses on interest rate swaps and excludes long term debt expense.

The following table presents changes to Accretable Discount (net of premiums) as it pertains to our Non-Agency RMBS portfolio, excluding premiums on IOs, during the previous five quarters.

	For the Quarters Ended
	(dollars in thousands)
Accretable Discount (Net of Premiums)	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
Balance, beginning of period	$352,545	$338,024	$358,562	$409,690	$422,981
Accretion of discount	(22,172)	(21,820)	(37,986)	(24,023)	(21,281)
Purchases	—	1,995	(3,453)	—	758
Sales and deconsolidation	—	—	(17,123)	(41,651)	98
Transfers from/(to) credit reserve, net	3,173	34,346	38,024	14,546	7,134
Balance, end of period	$333,546	$352,545	$338,024	$358,562	$409,690

Disclaimer
This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results, including, among other things, those described in our most recent Annual Report on Form 10-K, and any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, under the caption “Risk Factors.” Factors that could cause actual results to differ include, but are not limited to: our business and investment strategy; our ability to accurately forecast the payment of future dividends on our common and preferred stock, and the amount of such dividends; our ability to determine accurately the fair market value of our assets; availability of investment opportunities in real estate-related and other securities, including our valuation of potential opportunities that may arise as a result of current and future market dislocations; effect of the novel coronavirus (or COVID-19) pandemic on real estate market, financial markets and our Company, including the impact on the value, availability, financing and liquidity of mortgage assets; how COVID-19 may affect us, our operations and our personnel; our expected investments; changes in the value of our investments, including negative changes resulting in margin calls related to the financing of our assets; changes in interest rates and mortgage prepayment rates; prepayments of the mortgage and other loans underlying our mortgage-backed securities, or RMBS, or other asset-backed securities, or ABS; rates of default, delinquencies or decreased recovery rates on our investments; general volatility of the securities markets in which we invest; our ability to maintain existing financing arrangements and our ability to obtain future financing arrangements; our ability to effect our strategy to securitize residential mortgage loans; interest rate mismatches between our investments and our borrowings used to finance such purchases; effects of interest rate caps on our adjustable-rate investments; the degree to which our hedging strategies may or may not protect us from interest rate volatility; the impact of and changes to various government programs, including in response to COVID-19; impact of and changes in governmental regulations, tax law and rates, accounting guidance, and similar matters; market trends in our industry, interest rates, the debt securities markets or the general economy; estimates relating to our ability to make distributions to our stockholders in the future; our understanding of our competition; availability of qualified personnel; our ability to maintain our classification as a real estate investment trust, or, REIT, for U.S. federal income tax purposes; our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended, or 1940 Act; our expectations regarding materiality or significance; and the effectiveness of our disclosure controls and procedures.
Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Chimera does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in Chimera’s most recent filings with the Securities and Exchange Commission (SEC). All subsequent written and oral forward-looking statements concerning Chimera or matters attributable to Chimera or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

Readers are advised that the financial information in this press release is based on Company data available at the time of this presentation and, in certain circumstances, may not have been audited by the Company’s independent auditors.